UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

62 Fourth Avenue

Waltham, Massachusetts 02451

(Address of Principal Executive Offices)  (Zip Code)

(781) 890-9989

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   REGULATION FD DISCLOSURE.

On September 8, 2009, NeuroMetrix, Inc. issued a press release to announce that it has entered into a binding securities purchase agreement for the sale of shares of its common stock, together with warrants to purchase shares of common stock, in a private placement transaction with several accredited investors. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this current report and in the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by NeuroMetrix, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description
99.1	Press release, dated September 8, 2009, entitled “NeuroMetrix to Raise $18.68 Million.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEUROMETRIX, INC .

Dated: September 8, 2009	By:
/s/ SHAI N. GOZANI, M.D., PH.D.
Shai N. Gozani, M.D., Ph.D. Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated September 8, 2009, entitled “NeuroMetrix to Raise $18.68 Million.”